Exhibit 10.9

Lock-up Agreement

________, 2026

Roze AI Inc.

#870 – 409 Granville St.
Vancouver, B.C. V6C 1T2

Ladies and Gentlemen:

The undersigned understands that Roze AI Inc., a British Columbia corporation (the “Company”), entered into a Securities Purchase Agreement (the “SPA”) on September 29, 2025, as amended on July 27, 2026, with each purchaser (each, an “Investor”, and collectively “Investors”) identified on the signature page of the SPA, providing for the private placement (the “Transaction”) of an aggregate of $9,000,000 of Class C Preferred Shares of the Company (“Preferred Shares”), and in connection therewith, a registration rights agreement with the Investors. Capitalized terms used and not otherwise defined herein that are defined in the SPA shall have the meanings given such terms in the SPA.

To induce the Company to continue its efforts in connection with the Transaction, the undersigned hereby irrevocably enters into this Lock-Up Agreement (this “Agreement”) agrees that the undersigned will not, commencing on the Listing Date and terminating twelve months from the Listing Date (the “Lock-Up Period”), (1) offer, pledge, sell, contract to sell, grant, lend, or otherwise transfer or dispose of, directly or indirectly, any of the Company’s common shares (the “Common Shares”) or any securities convertible into or exercisable or exchangeable for Common Shares, whether now owned or hereafter acquired by the undersigned (or any Affiliate of the undersigned) or with respect to which the undersigned (or any Affiliate of the undersigned) has or hereafter acquires the power of disposition (collectively, the “Lock-Up Securities”); (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Lock-Up Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Lock-Up Securities, in cash or otherwise; (3) make any demand for or exercise any right with respect to the registration of any Lock-Up Securities; or (4) publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement relating to any Lock-Up Securities.

Notwithstanding the foregoing, (i) the Lock-Up Securities will not include 313 Common Shares of the Company held by the undersigned to be registered for resale on the Company’s registration statement on Form F-1, and (ii) on the seven month anniversaries of the Listing Date (the “Full Lock-Up Expiration Date”), the restrictions in the paragraph above will not apply to [insert 4.2% of unregistered Lock-Up Securities] Lock-Up Securities, and on each of the first five monthly anniversaries of the Full-Lock Up Expiration Date thereafter, the restrictions above will not apply to an additional [insert 4.2% of unregistered Lock-Up Securities] Lock-Up Securities.

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer Lock-Up Securities in connection with any of the following:

1.	transfers of Lock-Up Securities as a bona fide gift, by will or intestacy or to a family member or trust for the benefit of the undersigned (for purposes of this lock-up agreement, “family member” means any relationship by blood, marriage or adoption, not more remote than first cousin) provided that the transferee agrees to sign and deliver a lock-up agreement substantially in the form of this lock-up agreement for the balance of the Lock-Up Period.

2.	transfers of Lock-Up Securities to a charity or educational institution.

3.	if the undersigned is a corporation, partnership, limited liability company or other business entity, (i) any transfers of Lock-Up Securities to another corporation, partnership or other business entity that controls, is controlled by or is under common control with the undersigned or (ii) distributions of Lock-Up Securities to members, partners, stockholders, subsidiaries or affiliates (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of the undersigned as of the date of this Agreement, provided that the transferee agrees to sign and deliver a lock-up agreement substantially in the form of this lock-up agreement for the balance of the Lock-Up Period.

4.	if the undersigned is a trust, to a trustee or beneficiary of the trust provided that in the case of any transfer pursuant to the foregoing clauses (b), (c) (d) or (e), (i) any such transfer shall not involve a disposition for value, (ii) each transferee shall sign and deliver to the Company a lock-up agreement substantially in the form of this lock-up agreement and (iii) no filing under Section 13 or Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or other public announcement shall be required or shall be voluntarily made during the Lock-Up Period.

5.	the receipt by the undersigned from the Company of Shares upon the vesting of restricted stock awards or stock units or upon the exercise of options to purchase the Shares issued under an equity incentive plan of the Company or an employment arrangement (the “Plan Shares”) or the transfer or withholding of Shares or any securities convertible into Shares to the Company upon a vesting event of the Company’s securities or upon the exercise of options to purchase the Company’s securities, in each case on a “cashless” or “net exercise” basis or to cover tax obligations of the undersigned in connection with such vesting or exercise provided that if the undersigned is required to file a report under Section 13 or Section 16 of the Exchange Act reporting a reduction in beneficial ownership of Shares during the Lock-Up Period, the undersigned shall include a statement in such schedule or report to the effect that the purpose of such transfer was to cover tax withholding obligations of the undersigned in connection with such vesting or exercise and, provided further that the Plan Shares shall be subject to the terms of this lock-up agreement.

6.	the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Lock-Up Securities provided that (i) such plan does not provide for the transfer of Lock-Up Securities during the Lock-Up Period and (ii) no filing under Section 13 or Section 16 of the Exchange Act or any other public announcement shall be required or voluntarily made during the Lock-Up Period.

7.	the transfer of Lock-Up Securities that occurs by operation of law, such as pursuant to a qualified domestic order or in connection with a divorce settlement, provided that the transferee agrees to sign and deliver a lock-up agreement substantially in the form of this lock-up agreement for the balance of the Lock-Up Period, and provided further that any filing under Section 13 or Section 16 of the Exchange Act that is required to be made during the Lock-Up Period as a result of such transfer shall include a statement that such transfer has occurred by operation of law; and provided further that competent legal counsel for the Company shall have first advised that such transfer is a mandatory and not voluntary transfer.

8.	the transfer of Lock-Up Securities pursuant to a bona fide third party tender offer, merger, consolidation or other similar transaction made to all holders of the Shares involving a change of control (as defined below) of the Company after the closing of the Transaction and approved by the Company’s board of directors; provided that in the event that the tender offer, merger, consolidation or other such transaction is not completed, the Lock-Up Securities owned by the undersigned shall remain subject to the restrictions contained in this lock-up agreement. For purposes of clause (i) above, “change of control” shall mean the consummation of any bona fide third party tender offer, merger, amalgamation, consolidation or other similar transaction the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of a majority of total voting power of the voting stock of the Company. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s Lock-Up Securities except in compliance with this lock-up agreement.

This Agreement may not be amended or otherwise modified in any respect without the written consent of each of the Company and the undersigned. This Agreement shall be governed by and construed in accordance with the law of the State of New York. The undersigned hereby irrevocably submits to the exclusive jurisdiction of the United States District Court sitting in the Southern District of New York and the courts of the State of New York located in the City and County of New York, for the purposes of any suit, action or proceeding arising out of or relating to this Agreement, and hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that (i) it is not personally subject to the jurisdiction of such court, (ii) the suit, action or proceeding is brought in an inconvenient forum, or (iii) the venue of the suit, action or proceeding is improper. The undersigned hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by receiving a copy thereof sent to the Company at the address in effect for notices to it under the SPA and agrees that such service shall constitute good and sufficient service of process and notice thereof. The undersigned hereby waives any right to a trial by jury. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. The undersigned agrees and understands that this Agreement does not intend to create any relationship between the undersigned and any Purchaser and that no Purchaser is entitled to cast any votes on the matters herein contemplated and that no issuance or sale of the Securities is created or intended by virtue of this Agreement.

The undersigned understands that the Company is relying upon this lock-up agreement in proceeding toward consummation of the Transaction. The undersigned further understands that this lock-up agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representative, successors and assigns. This Letter Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provisions hereof be enforced by, any of other person or entity.

The undersigned understands that, if the SPA (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Preferred Shares to be sold thereunder, then this lock-up agreement shall be void and of no further force or effect.

Whether or not the Transaction actually occurs depends on a number of factors, including market conditions. Any Transaction will only be made pursuant to the SPA.

[Lock-Up Agreement Signature Page Follows]

[Lock-Up Agreement Signature Page]

The undersigned has read and agrees to be bound by the terms of this Lock-Up Agreement dated as of the date first set forth above.

Very truly yours,

(Signature)

Name:

Address:

Email: